UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

Of the Securities and Exchange Act Of 1934

May 10, 2013

Date of Report (Date of earliest event reported)

ACTAVIS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2013, Actavis, Inc. (“the Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) in Parsippany, NJ.

At the Annual Meeting, the Company’s stockholders voted on a total of four proposals, as described below.

1.	Election of Directors:

The following directors were elected to the Company’s Board of Directors for a term of one year expiring at the Annual Meeting of Stockholders in 2014, with voting results as follows:

	For	Against	Abstain	Broker Non-Votes
Jack Michelson	99,797,651	2,312,490	150,140	9,660,755
Ronald R. Taylor	99,505,830	2,603,681	150,770	9,660,755

Andrew L. Turner	99,775,051	2,334,434	150,796	9,660,755
Paul M. Bisaro	99,888,886	2,219,481	151,914	9,660,755

Christopher W. Bodine	101,103,018	1,006,860	150,403	9,660,755
Michel J. Feldman	99,411,806	2,697,197	151,278	9,660,755

Fred G. Weiss	99,444,555	2,666,193	149,533	9,660,755

2.	Advisory Vote on the Compensation of Our Named Executive Officers:

The Company’s stockholders voted to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as such compensation was described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s 2013 Proxy Statement, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
98,113,946	3,618,524	527,811	9,660,755

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP:

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
109,421,186	2,309,674	190,176	0

4.	Stockholder Proposal for Executives to Retain a Percentage of Shares Until Retirement:

The Company’s stockholders rejected a stockholder proposal that the Company adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
42,702,917	59,271,426	285,938	9,660,755

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2013	ACTAVIS, INC.

	By:	/s/ David A. Buchen
David A. Buchen
Chief Legal Officer - Global